Exhibit 99.2

Zeo Energy Corp. Appoints Cannon Holbrook as Chief Financial Officer

NEW PORT RICHEY, FL – August 19, 2024 – Zeo Energy Corp. (Nasdaq: ZEO) (“Zeo”, “Zeo Energy”, or the “Company), a leading Florida-based provider of residential solar and energy efficiency solutions, today announced the appointment of Cannon Holbrook as Chief Financial Officer (“CFO”). Holbrook joined Zeo in March of 2024, serving as Advisor to the CEO during the Company’s de-SPAC process where he led the accounting, finance, and treasury functions.

With over two decades of experience in finance and accounting, Holbrook has held leadership and finance roles in companies across various high-growth industries, including Vivint Smart Homes, Built Bar, HZO, and KLA-Tencor. He brings a wealth of experience in strategic growth initiatives, financial management, and operations to Zeo Energy. Holbrook most recently served as CFO at Hawx Pest Control, where he helped secure approximately $90 million in financing over the course of his tenure while also growing the company’s revenue from $33 million to $110 million in that period.

Throughout his career, Holbrook has demonstrated expertise in strategic planning, mergers and acquisitions, and capital raising. He has managed accounting operations for global entities, implemented shared services, and developed and driven process improvements that have yielded significant cost savings and operational efficiencies.

“Cannon’s extensive experience across several high growth industries, including the residential and technology sectors, combined with his proven track record in financial leadership make him the ideal choice for our CFO position,” said Tim Bridgewater, CEO of Zeo Energy. “Over the last few months that I’ve worked with Cannon, his strategic insights, financial acumen, and operational know-how have been essential to us as we transition into life as a public company. On behalf of the leadership team at Zeo, I’d like to welcome Cannon officially. We look forward to achieving new heights as we execute our long-term growth strategy supported by his financial stewardship.”

Holbrook added, “Zeo’s commitment to providing sustainable energy solutions through a strategic and flexible model has put this organization in a position to thrive over time. As our industry continues to grow and solar becomes a standardized form of residential energy supply, Zeo stands to benefit from this secular shift. I look forward to supporting our organization’s ambitious goals and believe my extensive financial leadership background will provide us with the right controls, processes, and foundation to thrive. I appreciate the support I’ve received from Tim and the board thus far, and I look forward to shepherding Zeo through a dynamic period and the years ahead.”

Holbrook’s educational background includes a Master of Business Administration from Columbia University and a Bachelor of Science in Accounting from Brigham Young University.

About Zeo Energy Corp.

Zeo Energy Corp. is a Florida-based regional provider of residential solar, distributed energy, and energy efficiency solutions. Zeo focuses on high-growth markets with limited competitive saturation. With its differentiated sales approach and vertically integrated offerings, Zeo, through its Sunergy business, serves customers who desire to reduce high energy bills and contribute to a more sustainable future. For more information on Zeo Energy Corp., please visit www.zeoenergy.com.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended, that are based on beliefs and assumptions and on information currently available to the Company. Such statements may include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about the future financial performance of the Company; changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, the ability to raise additional funds, and plans and objectives of management. These forward-looking statements are based on information available as of the date of this news release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:; (i) the Company’s success in retaining or recruiting, or changes required in, its officers, key employees, or directors; (ii) the Company’s ability to maintain the listing of its common stock and warrants on Nasdaq; (iii) limited liquidity and trading of the Company’s securities; (iv) geopolitical risk and changes in applicable laws or regulations; (v) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (vi) operational risk; (vii) litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on the Company’s resources; and (ix) other risks and uncertainties, including those included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2023 and in its subsequent periodic reports and other filings with the SEC.

In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by the Company, its respective directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this news release represent the views of the Company as of the date of this news release. Subsequent events and developments may cause that view to change. However, while the Company may elect to update these forward-looking statements at some point in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of the Company as of any date subsequent to the date of this news release.

Zeo Energy Corp. Contacts

For Investors:
Tom Colton and Greg Bradbury
Gateway Group
ZEO@gateway-grp.com

For Media:
Christina Lockwood and Anna Rutter

Gateway Group
ZEO@gateway-grp.com